 Filed pursuant to Rule 424(b)(7)
 Registration No. 333-261306
Prospectus Supplement
(To Prospectus dated November 23, 2021)
10,500,000 Shares
AmerisourceBergen Corporation
Common Stock
This prospectus supplement relates to an underwritten offering (the “offering”) of an aggregate of 7,293,548 shares of common stock, par value $0.01 per share, of AmerisourceBergen Corporation (the “common stock”). We have been advised that the selling stockholder named in this prospectus supplement is entering into prepaid variable share forward transactions (the “variable forward transactions”) relating to our common stock pursuant to prepaid variable share forward contracts (the “forward contracts”) with each of Bank of America, N.A., Citibank, N.A., Deutsche Bank AG, London Branch, Goldman Sachs International, Mizuho Markets Americas LLC, Morgan Stanley Bank, N.A., Société Générale and Wells Fargo Bank, National Association (each of which we refer to as a “counterparty,” and which collectively we refer to as the “counterparties”). We are not issuing or selling any shares of common stock in the offering and we are not a party to any of the variable forward transactions or forward contracts.
We have been advised that, in order to establish their initial hedge positions with respect to the variable forward transactions, the counterparties or their affiliates will borrow an aggregate of 7,293,548 shares of our common stock from third-party stock lenders and will sell such shares (the “underwritten shares”) in the offering through Goldman Sachs & Co. LLC, acting as underwriter (the “underwriter”). The underwriter has agreed to purchase the underwritten shares from the counterparties at a price of $189.271 per share, resulting in $1.38 billion in aggregate proceeds, before expenses, to the counterparties. The underwriter proposes to offer the underwritten shares in the offering from time to time in one or more transactions, in block sales, on the New York Stock Exchange (the “NYSE”), in the over-the-counter market or in negotiated transactions, at market prices prevailing at the time of sale or at negotiated prices. See “Plan of Distribution.”
This prospectus supplement also relates to an additional 3,206,452 shares of our common stock, which we have been advised are also being borrowed by the counterparties or their affiliates from third-party stock lenders. We have been advised that the counterparties or their affiliates or agents expect to sell these additional shares of common stock through the underwriter, from time to time after the offering, in block sales, on the NYSE, in the over-the-counter market or in negotiated transactions, at market prices prevailing at the time of sale or at negotiated prices. These additional shares of common stock will not be included in the offering. We have been advised by the counterparties that they expect that, over the same period when they or their affiliates or agents sell these additional shares of common stock through the underwriter, they or their affiliates or agents will purchase through the underwriter approximately an equal number of shares of common stock in the open market. See “Plan of Distribution” and “Underwriting”.
Our common stock is listed on the NYSE under the symbol “ABC”. On August 3, 2023, the closing sale price of our common stock as reported on the NYSE was $191.36 per share. You are urged to obtain current market quotations for our common stock.
Subject to the consummation of the purchase and sale of the underwritten shares pursuant to the underwriting agreement by and among us, the selling stockholder, the underwriter and the counterparties (the “underwriting agreement”), we intend to concurrently repurchase directly from the selling stockholder 1,320,858 shares of our common stock at the price per share at which the underwriter will purchase the underwritten shares from the counterparties in the offering, net of underwriting discounts. The offering is not conditioned upon the completion of the concurrent share repurchase.
Neither we nor the selling stockholder will receive any proceeds from sales of our common stock in this offering. However, the selling stockholder is expected to pledge some of our common stock held by it to secure its obligations under the variable forward transactions and expects to receive cash prepayments from the counterparties of a portion of the purchase price for the shares of common stock underlying the variable forward transactions on or about the date of such pledge. We have been informed by the selling stockholder that it expects to use the proceeds from the cash prepayment primarily for debt paydown and general corporate purposes.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and the risk factors contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2022, March 31, 2023 and June 30, 2023, which are incorporated by reference herein, for a discussion of certain risks you should consider in connection with an investment in shares of our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The underwriter expects to deliver shares of our common stock sold in the offering against payment therefor in U.S. dollars in New York, New York on or about August 8, 2023.
Goldman Sachs & Co. LLC
The date of this prospectus supplement is August 3, 2023.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which contains the terms of this offering of shares of our common stock. The second part is the accompanying prospectus, dated November 23, 2021, which we refer to in this prospectus supplement as the “accompanying prospectus.” The accompanying prospectus is part of our Registration Statement on Form S-3 (Registration No. 333-261306) and contains more general information about the securities we may offer from time to time, some of which does not apply to this offering. The prospectus supplement and the accompanying prospectus also incorporate by reference the documents that are described under “Documents Incorporated by Reference.” Generally, when we refer to “this prospectus,” we are referring to both parts of this document combined.
We, the selling stockholder, the underwriter and the counterparties have not authorized anyone to provide you with information or to make any representation other than the information and representations contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, along with the information contained in any permitted free writing prospectuses we, the selling stockholder and the underwriter have authorized for use in connection with this offering. We, the selling stockholder, the underwriter and the counterparties take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
The selling stockholder, the counterparties and the underwriter are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. For investors outside the United States, we, the selling stockholder, the underwriter and the counterparties have not done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we, the selling stockholder, the underwriter and the counterparties have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we, the selling stockholder, the underwriter and the counterparties have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we, the selling stockholder, the underwriter and the counterparties have authorized for use in connection with this offering outside the United States.
In making your investment decision, you should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, the registration statement of which this prospectus forms a part and any free writing prospectus we file with the Securities and Exchange Commission (which we refer to as the “SEC”). Neither we, the selling stockholder, the counterparties nor the underwriter have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we, the selling stockholder, the counterparties nor the underwriter are making an offer of these securities in any jurisdiction where the offer or sale is not permitted.
If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. If the information set forth in this prospectus supplement or the accompanying prospectus varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document.
You should not assume the information contained in this prospectus supplement, the accompanying prospectus, the registration statement of which this prospectus forms a part or any free writing prospectus we file with the SEC is accurate as of any date other than the date of such documents or that the information incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of the document incorporated by reference. Our business, condition (financial or otherwise), results of operations and prospects may have changed since those dates.

References in this prospectus to “AmerisourceBergen,” the “Company,” “we,” “us” and “our” and all similar references are to AmerisourceBergen Corporation (parent company only) and not to any of its subsidiaries, unless otherwise stated or the context otherwise requires. Specifically, in the “Prospectus Supplement Summary — Our Company” section of this prospectus supplement, references to “AmerisourceBergen,” “we,” “us” and “our” and all similar references are to AmerisourceBergen Corporation and its consolidated subsidiaries.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update, modify and, where applicable, supersede this information. We incorporate by reference into this prospectus supplement the specific documents listed below and all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of securities under this prospectus supplement, which future filings shall be deemed to be incorporated by reference into this prospectus supplement and to be part of this prospectus supplement from the date we subsequently file such documents. Unless we specifically state otherwise, we do not incorporate by reference any documents or information deemed to be furnished and not filed in accordance with SEC rules. The SEC file number for these documents is 1-16671.
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Our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, filed with the SEC on November 22, 2022 (including portions of our definitive proxy statement on Schedule 14A filed with the SEC on January 27, 2023, incorporated therein by reference);

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Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2022, March 31, 2023 and June 30, 2023 filed with the SEC on February 1, 2023, May 2, 2023 and August 2, 2023, respectively;

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Our Current Reports on Form 8-K filed with the SEC on October 24, 2022, October 27, 2022, November 3, 2022 (excluding Item 7.01, Item 2.02 and Exhibit 99.1) as amended by our Current Report on Form 8-K/A filed with the SEC on November 16, 2022, November 7, 2022 (containing superseded financial statements), November 10, 2022, November 16, 2022, December 12, 2022, December 16, 2022, January 3, 2023, January 26, 2023, March 15, 2023, April 20, 2023 (excluding Item 7.01 and Exhibit 99.1), May 5, 2023, May 15, 2023, June 9, 2023 (excluding Item 7.01 and Exhibit 99.1) and June 20, 2023; and

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The description of our common stock contained in Exhibit 4.14 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed with the SEC on November 19, 2019.

Any statement contained in this prospectus supplement or the accompanying prospectus or in any document incorporated by reference into this prospectus supplement or the accompanying prospectus shall be deemed to be modified or, where applicable, superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any subsequently filed document that also is incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes such prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference into this prospectus supplement and a copy of the registration statement of which this prospectus is a part. You can request copies of such documents if you call or write us at the following address or telephone number:
AmerisourceBergen Corporation
1 West First Avenue
Conshohocken, PA 19428
Telephone: (610) 727-7000
Attention: Secretary
Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document. You may also obtain copies of our SEC filings as described under the heading “Where You Can Find More Information” in the accompanying prospectus.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary contains information about the offering of our common stock and the related variable forward transactions between the selling stockholder and the counterparties. It does not contain all of the information that may be important to you in making a decision to purchase the shares of our common stock. For a more complete understanding of AmerisourceBergen and the offering of our common stock, we urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein carefully, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our financial statements and the notes to those financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 and our Quarterly reports on Form 10-Q for the quarters ended December 31, 2022, March 31, 2023 and June 30, 2023.
Our Company
AmerisourceBergen is one of the largest global pharmaceutical sourcing and distribution services companies, helping both healthcare providers and pharmaceutical and biotech manufacturers improve patient access to products and enhance patient care. We deliver innovative programs and services designed to increase the effectiveness and efficiency of the pharmaceutical supply chain in both human and animal health. More specifically, we distribute a comprehensive offering of brand-name, specialty brand-name, and generic pharmaceuticals, over-the-counter healthcare products, home healthcare supplies and equipment, and related services to a wide variety of healthcare providers located in the United States and select global markets, including acute care hospitals and health systems, independent and chain retail pharmacies, mail order pharmacies, medical clinics, long-term care and alternate site pharmacies, physician practices, medical and dialysis clinics, veterinarians and other customers. Additionally, we furnish healthcare providers and pharmaceutical manufacturers with an assortment of related services, including data analytics, outcomes research, reimbursement and pharmaceutical consulting services, niche premium logistics services, inventory management, pharmacy automation, pharmacy management and packaging solutions.
Concurrent Share Repurchase
Subject to the consummation of the purchase and sale of the underwritten shares pursuant to the underwriting agreement, we intend to concurrently repurchase directly from the selling stockholder 1,320,858 shares of our common stock. The price per share to be paid by us will equal the price at which the underwriter will purchase the underwritten shares from the counterparties in the offering, net of underwriting discounts. We refer to this transaction as the “concurrent share repurchase.” The concurrent share repurchase will be made under our May 2022 and March 2023 share repurchase programs, which together had $1.08 billion of availability remaining as of June 30, 2023. Any shares that we repurchase in the concurrent share repurchase will reduce the availability remaining under our share repurchase program. The closing of the concurrent share repurchase will be conditioned upon the closing of the offering and therefore there can be no assurance that the concurrent share repurchase will be completed. The offering is not conditioned upon the completion of the concurrent share repurchase.
We intend to fund the concurrent share repurchase with cash on hand. Any shares of our common stock that we repurchase in the concurrent share repurchase will be held as treasury stock.
The description of, and the other information in this prospectus supplement regarding, the concurrent share repurchase is included in this prospectus supplement for informational purposes only. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any of our common stock subject to the concurrent share repurchase.

SUMMARY OF THE OFFERING
Selling Stockholder
The only selling stockholder in this offering is Walgreens Boots Alliance Holdings LLC (“WBA Holdings”), which is an indirect, wholly-owned subsidiary of Walgreens Boots Alliance, Inc. (“Walgreens Boots Alliance”). Prior to this offering and the concurrent share repurchase, Walgreens Boots Alliance beneficially owned 33,090,404 shares (16.37%) of our outstanding common stock (including 6,780,000 shares subject to the existing variable forward transactions (as defined herein)). After the completion of this offering and the concurrent share repurchase, Walgreens Boots Alliance will beneficially own 31,769,546 shares (15.82%) of our outstanding common stock. Further, assuming WBA Holdings (a) will sell or transfer (i) all of the 6,780,000 shares subject to the existing variable forward transactions pursuant to physical settlement, and (ii) all of the 10,500,000 shares subject to the variable forward transactions pursuant to physical settlement thereof, and (b) will not acquire or dispose of any additional shares of our common stock, then Walgreens Boots Alliance would beneficially own 14,489,546 shares following the offering and concurrent share repurchase and after the settlement of the variable forward transactions. We believe these transactions have no impact on our long-term partnership with Walgreens Boots Alliance. We have been advised that Walgreens Boots Alliance remains fully committed to the strategic, mutually beneficial relationship with AmerisourceBergen, which has been a strong and trusted partner since 2013. Chief Operating Officer, International of Walgreens Boots Alliance, Ornella Barra, is continuing to serve on AmerisourceBergen’s Board of Directors.
Common Stock Offered
We have been advised that, in order to establish their initial hedge positions with respect to the variable forward transactions, the counterparties or their affiliates will borrow from third-party stock lenders an aggregate of 7,293,548 underwritten shares and will sell the underwritten shares in the offering through the underwriter. The underwriter proposes to offer the underwritten shares in the offering from time to time in one or more transactions, in block sales, on the NYSE, in the over-the-counter market or in negotiated transactions, at market prices prevailing at the time of sale or at negotiated prices.
This prospectus supplement also relates to an additional 3,206,452 shares of our common stock, which we have been advised are also being borrowed by the counterparties or their affiliates from third-party stock lenders. We have been advised that the counterparties or their affiliates or agents expect to sell these additional shares of common stock through the underwriter, from time to time, in block sales, on the NYSE, in the over-the-counter market or in negotiated transactions, at market prices prevailing at the time of sale or at negotiated prices. These additional shares of common stock will not be included in the offering. We have been advised by the counterparties that they expect that, over the same period when the counterparties or their affiliates or agents sell these additional shares of common stock through the underwriter, the counterparties or their affiliates or agents will purchase through the underwriter an approximately equal number of shares of common stock in the open market.
See “Plan of Distribution.”
Concurrent Share Repurchase
Subject to the consummation of the purchase and sale of the underwritten shares pursuant to the underwriting agreement, we intend to concurrently repurchase directly from the selling stockholder 1,320,858 shares of our common stock. The price per share to be paid by us will equal the price at which the underwriter will purchase the underwritten shares from the counterparties in the offering, net of underwriting discounts. The closing of the concurrent share repurchase will be conditioned upon the closing of the offering and therefore there can be no assurance that the concurrent share repurchase will be completed. However, the offering is not conditioned on the completion of the concurrent share repurchase. After the completion of this offering and the concurrent share repurchase, Walgreens Boots Alliance will beneficially own 15.82% of our outstanding common stock. See “— Selling Stockholder.”
Common Stock Outstanding Before the Offering and the Concurrent Share Repurchase
202,174,856 shares (as of July 31, 2023).
Common Stock Outstanding After the Offering and the Concurrent Share Repurchase
200,853,998 shares.
Use of Proceeds
Neither we nor the selling stockholder will receive any proceeds from sales of our common stock being offered hereby. However, the selling stockholder is expected to pledge some of our common stock held by it to secure its obligations under the variable forward transactions and expects to receive cash prepayments from the counterparties of a portion of the purchase price for the shares of common stock underlying the variable forward transactions on or about the date of such pledge.
Lock-up
We and the selling stockholder have agreed with the underwriter and the counterparties, and the selling stockholder and our directors and executive officers have agreed with the underwriter, subject to certain customary exceptions and except for the variable forward transactions and our common stock to be sold hereunder as described in “Plan of Distribution” and “Underwriting,” not to dispose of or hedge any of our common stock during the period from the date of this prospectus supplement until the date that is 30 days thereafter, except with the prior written consent of the underwriter and, with respect to the lock-up agreement with us and the selling stockholder, the counterparties. See “Underwriting”.
Dividend Policy
Holders of our common stock are entitled to receive ratably on a per-share basis such dividends and other distributions in cash, stock or property of AmerisourceBergen as may be declared by our Board of Directors (our ‘‘Board’’) from time to time out of the legally available assets or funds of AmerisourceBergen. Most recently, our Board declared a quarterly cash dividend payment of $0.485 per share of common stock, payable August 28, 2023, to stockholders of record at the close of business on August 11, 2023. We anticipate that we will continue to pay quarterly cash dividends in the future. However, the payment and amount of future dividends remain within the discretion of our Board and will depend upon our future earnings, financial condition, capital requirements, and other factors. See “Dividend Policy.”
Variable Forward Transactions
We are not a party to any of the variable forward transactions or forward contracts.
We have been advised that the selling stockholder is entering into the variable forward transactions pursuant to the forward contracts with each of the counterparties relating to an aggregate of 10,500,000 shares of our common stock. The selling stockholder is expected to pledge some of our common stock held by it to secure its obligations under the variable forward transactions and expects to receive cash prepayments from the counterparties of a portion of the purchase price for the shares of common stock underlying the variable forward transactions on or about the date of such pledge.
The forward contracts will obligate the selling stockholder to deliver to the counterparties in the aggregate up to 10,500,000 shares of our common stock (or, at the selling stockholder’s election, an equivalent amount of cash based on the volume-weighted average price of our common stock during the valuation period) and, in some circumstances, may entitle the selling stockholder to an additional cash payment in respect of each valuation date of the forward contracts. In exchange for assuming these obligations, the selling stockholder expects to receive cash prepayments from the counterparties in an aggregate amount of approximately $1.6 billion on or about the date of the pledge described above.
In respect of each of the 60 valuation dates under the forward contracts, scheduled from September 2, 2025 to October 13, 2025 and March 2, 2026 to April 13, 2026, inclusive, the aggregate number of shares of common stock to be delivered to the counterparties or cash to be delivered to (or by) the counterparties is to be determined as follows: the selling stockholder may, at its election, subject to certain conditions, be obligated to deliver to the counterparties the full number of shares to which such valuation date relates and will receive an additional cash payment determined as follows: (a) if the volume-weighted average price of our common stock on such valuation date (the “reference price”) is less than or equal to an agreed floor price, the additional cash payment would be zero, (b) if the reference price is greater than the floor price but less than or equal to an agreed cap price, the additional cash payment would equal the number of shares of common stock to which such valuation date relates multiplied by the excess of the reference price over the floor price and (c) if the reference price is greater than the cap price, the additional cash payment would equal the number of shares of common stock to which such valuation date relates multiplied by the excess of the cap price over the floor price. Alternatively, the selling stockholder may elect, subject to certain conditions, to not receive any additional cash payment and be obligated to deliver to the counterparties in the aggregate a number of shares of common stock (or the cash value thereof at the reference price) determined as follows: (a) if the reference price is less than or equal to the floor price, the full number of shares to which such valuation date relates, (b) if the reference price is greater than the floor price but less than or equal to the cap price, a number of shares of common stock having a value (based on the reference price) equal to the number of shares of common stock to which such valuation date relates multiplied by the floor price and (c) if the reference price is greater than the cap price, a number of shares of common stock having a value (based on the reference price) equal to the number of shares of common stock to which such valuation date relates multiplied by the sum of the floor price and the excess of the reference price over the cap price.
We have been advised that the sale of our common stock by the counterparties or their respective affiliates or agents in the offering will establish their initial hedge positions with respect to the variable forward transactions, and that they or their affiliates or agents may modify their hedge positions from time to time thereafter during the term of the variable forward transactions.
Amendments No. 12 and 13 to Schedule 13D filed by the selling stockholder and WBA Investments, Inc. (“WBA Investments”) with the SEC on May 15, 2023 and June 20, 2023, respectively, reported that the selling stockholder previously entered into variable forward transactions (the “existing variable forward transactions”), which are similar to the ones being entered into with the counterparties, in respect of up to an aggregate of 6,780,000 shares of our common stock with certain counterparties thereto (the “existing forward counterparties”), the valuation dates for which were scheduled to occur between March 3, 2025 and July 16, 2025.
The effect of the variable forward transactions and existing variable forward transactions, including any purchases and sales of our common stock by the counterparties, existing forward counterparties or their affiliates or agents, which may include the underwriter or its affiliates, to establish or modify the counterparties’ or existing forward counterparties’ hedge positions from time to time during the term of the variable forward transactions and the existing variable forward transactions may variously have a positive, negative or neutral impact on the market price of our common stock, depending on market conditions at such times.
We have been advised that upon the early termination of the variable forward transactions or existing variable forward transactions (in whole or in part) or upon the cash settlement of the variable forward transactions or existing variable forward transactions (in whole or in part) at maturity, the counterparties, existing forward counterparties or their affiliates or agents may purchase our common stock in secondary market transactions and return it to stock lenders in order to unwind their hedge positions, and such purchases may have the effect of increasing, or limiting a decrease in, the market price of our common stock during the relevant unwind period. In addition, we have been advised that, if the selling stockholder elects (or is deemed to have elected) to physically settle the variable forward transactions or existing variable forward transactions (in whole or in part) at maturity, depending on the market price of our common stock at the time of physical settlement and the type of physical settlement elected, the counterparties, existing forward counterparties or their affiliates or agents may purchase or sell our common stock in secondary market transactions to establish, modify or, in some cases, unwind their hedge positions in connection with the variable forward transactions or existing variable forward transactions, and such purchases or sales may have a positive, negative or neutral impact on the market price of our common stock, depending on market conditions at such time.
Risk Factors
You should carefully read and consider the information set forth under “Risk Factors” herein, in the accompanying prospectus and in the documents incorporated by reference herein, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2022, March 31, 2023 and June 30, 2023 before deciding to invest in our common stock.
Underwriter
Goldman Sachs & Co. LLC
NYSE Ticker Symbol
“ABC”
Conflicts of Interest
One of the counterparties is an affiliate of the underwriter and accordingly this affiliate is expected to receive a portion of the proceeds of this offering in connection with establishing its initial hedge position with respect to the variable forward transactions. As such, an affiliate of the underwriter in this offering may receive at least 5% of the net offering proceeds of this offering in certain circumstances, which would constitute a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) for the underwriter. Consequently, this offering will be conducted in accordance with the applicable requirements of FINRA Rule 5121. See “Use of Proceeds” and “Underwriting — Conflicts of Interest.”

RISK FACTORS
An investment in our common stock involves risk. You should carefully consider the following risks as well as the other information included or incorporated by reference in this prospectus supplement, including our financial statements and related notes, before investing in the shares of our common stock. In addition to the risk factors set forth below, please read the information included or incorporated by reference under the heading “Risk Factors” in the accompanying prospectus, and our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2022, March 31, 2023 and June 30, 2023. Any of these risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your original investment. The risks described herein and those incorporated by reference into this prospectus supplement and the accompanying prospectus are not the only risks we face. Additional risks and uncertainties not presently known to us or which we currently consider immaterial also could materially and adversely affect our business, financial condition or results of operations.
Risks Related to the Offering
The market price of our common stock may decline after the offering.
The price per share of our common stock sold in the offering may be more or less than the market price of our common stock on the date the offering is consummated. If the purchase price is greater than the market price at the time of sale, purchasers may experience an immediate decline in the market value of our common stock purchased in the offering. If the actual purchase price is less than the market price for our common stock, some purchasers in the offering may be inclined to immediately sell common stock to attempt to realize a profit. Any such sales, depending on the volume and timing, could cause the market price of our common stock to decline, or limit an increase in the market price of our common stock. Additionally, because stock prices generally fluctuate over time, there is no assurance that purchasers of our common stock in the offering will be able to sell shares after the offering at a price that is equal to or greater than the actual purchase price. Purchasers should consider these possibilities in determining whether to purchase shares in the offering and the timing of any sales of our common stock.
There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.
Subject to the underwriting agreement entered into with the underwriter in connection with the offering, we are not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any substantially similar securities. The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market after the offering, by us, the selling stockholder or other of our stockholders, or the perception that such sales could occur.
The effect of the borrowing of our common stock in connection with the variable forward transactions and existing variable forward transactions, and the sales of our common stock by the counterparties to such transactions or their respective affiliates or agents to establish, modify or, in some cases, unwind their hedge positions in connection with such transactions, may have a negative effect on the market price of our common stock.
We have been advised that the counterparties or their affiliates will borrow from third-party stock lenders an aggregate of 10,500,000 shares of our common stock, which are being offered pursuant to this prospectus supplement. We have been advised by the counterparties that they or their respective affiliates or agents intend to establish the counterparties’ initial hedge positions in respect of the variable forward transactions by establishing short positions in our common stock through the offering under this prospectus supplement of an aggregate of 7,293,548 shares of our common stock that the counterparties or their affiliates have borrowed from third-party stock lenders. The establishment of such short positions could have the effect of decreasing, or limiting an increase in, the market price of our common stock. Amendments No. 12 and 13 to Schedule 13D filed by the selling stockholder, Walgreens Boots Alliance and WBA Investments with the SEC on May 15, 2023 and June 20, 2023, respectively, reported that the selling stockholder previously entered into the existing variable forward transactions in respect of up to an aggregate of 6,780,000 shares of our common stock with the existing forward counterparties, the valuation dates for which were scheduled to occur between March 3, 2025 and July 16, 2025. The effect of the variable forward transactions and existing variable forward transactions, including any purchases and sales of our common stock by the counterparties, the existing forward counterparties or their respective affiliates or agents, which may include the underwriter or one of its affiliates, to modify the counterparties’ or existing forward counterparties’ hedge positions from time to time during the term of the variable forward transactions and the existing variable forward transactions may variously have a positive, negative or neutral impact on the market price of our common stock, depending on market conditions at such times.
We have been advised that upon the early termination of the variable forward transactions or existing variable forward transactions (in whole or in part) or upon the cash settlement of the variable forward transactions or existing variable forward transactions (in whole or in part) at maturity, the counterparties, existing forward counterparties or their affiliates or agents may purchase our common stock in secondary market transactions and return it to stock lenders in order to unwind their hedge positions, and such purchases may have the effect of increasing, or limiting a decrease in, the market price of our common stock during the relevant unwind period. In addition, we have been advised that, if the selling stockholder elects (or is deemed to have elected) to physically settle the variable forward transactions or existing variable forward transactions (in whole or in part) at maturity, depending on the market price of our common stock at the time of physical settlement and the type of physical settlement elected, the counterparties, existing forward counterparties or their affiliates or agents may purchase or sell our common stock in secondary market transactions to establish, modify or, in some cases, unwind their hedge positions in connection with the variable forward transactions or existing variable forward transactions, and such purchases or sales may have a positive, negative or neutral impact on the market price of our common stock, depending on market conditions at such time. See “Plan of Distribution” for more information.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference into this prospectus supplement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), and Section 21E of the Exchange Act. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “project,” “intend,” “plan,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words, and similar expressions are intended to identify such forward-looking statements. These statements are based on current expectations of the management of AmerisourceBergen and are subject to uncertainty and changes in circumstances and speak only as of the date hereof. These statements are not guarantees of future performance and are based on assumptions and estimates that could prove incorrect or could cause actual results to vary materially from those indicated. Among the factors that could cause actual results to differ materially from those projected, anticipated, or implied are the following:
•
the effect of and uncertainties related to the ongoing COVID-19 pandemic (including any government responses thereto) and any continued recovery from the impact of the COVID-19 pandemic;

•
our ability to achieve and maintain profitability in the future;

•
our ability to respond to general economic conditions, including elevated levels of inflation;

•
our ability to manage our growth effectively and our expectations regarding the development and expansion of our business;

•
the impact on our business of the regulatory environment and complexities with compliance;

•
unfavorable trends in brand and generic pharmaceutical pricing, including in rate or frequency of price inflation or deflation;

•
competition and industry consolidation of both customers and suppliers resulting in increasing pressure to reduce prices for our products and services;

•
changes in the United States healthcare and regulatory environment, including changes that could impact prescription drug reimbursement under Medicare and Medicaid and declining reimbursement rates for pharmaceuticals;

•
increasing governmental regulations regarding the pharmaceutical supply channel;

•
continued federal and state government enforcement initiatives to detect and prevent suspicious orders of controlled substances and the diversion of controlled substances;

•
continued prosecution or suit by federal and state governmental entities and other parties (including third-party payors, hospitals, hospital groups and individuals) of alleged violations of laws and regulations regarding controlled substances, and any related disputes, including shareholder derivative lawsuits;

•
increased federal scrutiny and litigation, including qui tam litigation, for alleged violations of laws and regulations governing the marketing, sale, purchase and/or dispensing of pharmaceutical products or services, and associated reserves and costs;

•
failure to comply with our 2018 Corporate Integrity Agreement with the Office of Inspector General of the U.S. Department of Health and Human Services;

•
the outcome of any legal or governmental proceedings that may be instituted against us, including material adverse resolution of pending legal proceedings;

•
the retention of key customer or supplier relationships under less favorable economics or the adverse resolution of any contract or other dispute with customers or suppliers;

•
changes to customer or supplier payment terms, including as a result of the COVID-19 impact on such payment terms;

•
unexpected costs, charges or expenses resulting from the acquisitions of PharmaLex and OneOncology;

•
the integration of the Alliance Healthcare, PharmaLex and OneOncology businesses into the Company being more difficult, time consuming or costly than expected;

•
the Company’s, Alliance Healthcare’s, PharmaLex’s or OneOncology’s failure to achieve expected or targeted future financial and operating performance and results;

•
the effects of disruption from the acquisition and related strategic transactions on the respective businesses of the Company and Alliance Healthcare and the fact that the acquisition and related strategic transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners;

•
the acquisition of businesses, including the acquisitions of the Alliance Healthcare, PharmaLex and OneOncology businesses and related strategic transactions, that do not perform as expected, or that are difficult to integrate or control, or the inability to capture all of the anticipated synergies related thereto or to capture the anticipated synergies within the expected time period;

•
risks associated with the strategic, long-term relationship between Walgreens Boots Alliance and the Company, including with respect to the pharmaceutical distribution agreement and/or the global generic purchasing services arrangement;

•
managing foreign expansion, including non-compliance with the U.S. Foreign Corrupt Practices Act, anti-bribery laws, economic sanctions and import laws and regulations;

•
our ability to respond to financial market volatility and disruption;

•
changes in tax laws or legislative initiatives that could adversely affect the Company’s tax positions and/or the Company’s tax liabilities or adverse resolution of challenges to the Company’s tax positions;

•
the loss, bankruptcy or insolvency of a major supplier, or substantial defaults in payment, material reduction in purchases by or the loss, bankruptcy or insolvency of a major customer, including as a result of COVID-19;

•
financial and other impacts of COVID-19 on our operations or business continuity;

•
changes to the customer or supplier mix;

•
malfunction, failure or breach of sophisticated information systems to operate as designed, and risks generally associated with cybersecurity;

•
risks generally associated with data privacy regulation and the protection and international transfer of personal data;

•
regulatory and legal implications relating to the March 2023 cybersecurity event sustained by one of the Company’s foreign business units in one country;

•
financial and other impacts of macroeconomic and geopolitical trends and events, including the situation in Russia and Ukraine and its regional and global ramifications;

•
natural disasters or other unexpected events, such as additional pandemics, that affect the Company’s operations;

•
the impairment of goodwill or other intangible assets (including any additional impairments with respect to foreign operations), resulting in a charge to earnings;

•
the Company’s ability to manage and complete divestitures;

•
the disruption of the Company’s cash flow and ability to return value to its stockholders in accordance with its past practices;

•
interest rate and foreign currency exchange rate fluctuations;

•
declining economic conditions and increases in inflation in the United States and abroad; and

•
other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting the Company’s business generally.

Certain additional factors that management believes could cause actual outcomes and results to differ materially from those described in forward-looking statements are set forth (i) in Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022 and elsewhere therein and (ii) in other documents filed by the Company with the SEC pursuant to the Exchange Act. The Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by the federal securities laws.
You are cautioned not to place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus supplement. Each forward-looking statement speaks only as of the date of this prospectus supplement or, in the case of documents incorporated by reference, the date of the applicable document (or any earlier date indicated in the statement), and we undertake no obligation to update or revise any of these statements, whether as a result of new information, future developments or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
Neither we nor the selling stockholder will receive any proceeds from sales of our common stock being offered hereby. However, the selling stockholder is expected to pledge some of our common stock held by it to secure its obligations under the variable forward transactions and expects to receive cash prepayments from the counterparties of a portion of the purchase price for the shares of common stock underlying the variable forward transactions in an aggregate amount of approximately $1.6 billion on or about the date of such pledge.
One of the counterparties is an affiliate of the underwriter and accordingly this affiliate is expected to receive a portion of the proceeds of this offering in connection with establishing its initial hedge position with respect to the variable forward transactions. See “Underwriting — Conflicts of Interest”.
DIVIDEND POLICY
Holders of our common stock are entitled to receive ratably on a per-share basis such dividends and other distributions in cash, stock or property of AmerisourceBergen as may be declared by our Board from time to time out of the legally available assets or funds of AmerisourceBergen. Most recently, our Board declared a quarterly cash dividend payment of $0.485 per common share, payable August 28, 2023, to stockholders of record at the close of business on August 11, 2023. We anticipate that we will continue to pay quarterly cash dividends in the future. However, the payment and amount of future dividends remain within the discretion of our Board and will depend upon our future earnings, financial condition, capital requirements, and other factors. Please see the “Share Purchase Programs and Dividends” section in our most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2022, which is incorporated by reference in this prospectus supplement.

SELLING STOCKHOLDER
The following table and accompanying footnotes set forth information with respect to the beneficial ownership of the selling stockholder, the number of shares of our common stock offered hereby by the selling stockholder and information with respect to shares to be beneficially owned by the selling stockholder after the offering and the concurrent share repurchase.
The percentages of beneficial ownership provided in the table below is based on the beneficial ownership as of July 31, 2023 and is based on 202,174,856 shares of our common stock, par value $0.01 per share, outstanding as of July 31, 2023 and, where indicated, give effect to the repurchase by us of shares of our common stock in the concurrent share repurchase.
A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. To our knowledge, unless otherwise noted in the footnotes to the table below, the persons named in the table below have sole voting and investment power with respect to their beneficially-owned shares of our common stock.
Although WBA Holdings is deemed to be the selling stockholder in the offering, its beneficial ownership of shares of our common stock will be reduced by the variable forward transactions or the existing variable forward transactions described in this prospectus supplement only if it settles such transactions by the default physical settlement method or otherwise elects (or is deemed to have elected) to physically settle such transactions or if the counterparties to such transactions exercise their remedies in respect of shares pledged as collateral for such transactions following the occurrence of certain early termination events thereunder.
	Shares Beneficially Owned Prior to the Offering and the Concurrent Share Repurchase(2)		Shares to be Sold in the Offering(3)	Shares Beneficially Owned After the Offering and the Concurrent Share Repurchase(4)
Name of Beneficial Owner	Number	Percentage of Total Common Stock	Number	Number	Percentage of Total Common Stock
Selling Stockholder:
Walgreens Boots Alliance Holdings LLC(1)	33,090,404	16.37%	10,500,000	31,769,546	15.82%

(1)
All of these shares of our common stock are held by WBA Holdings. WBA Holdings is an indirect, wholly-owned subsidiary of Walgreens Boots Alliance. By virtue of this relationship Walgreens Boots Alliance may be deemed to share the power to vote or direct the voting of, and to dispose of or to direct the disposition of, the shares of our common stock and, accordingly, may be deemed to beneficially own the shares held by WBA Holdings, although Walgreens Boots Alliance disclaims beneficial ownership of the shares held by WBA Holdings. The principal business address for WBA Holdings is c/o Walgreens Boots Alliance, Inc., 108 Wilmot Road, Deerfield, Illinois 60015.

(2)
The number of shares reported as beneficially owned by WBA Holdings includes 6,780,000 shares subject to the existing variable forward transactions.

(3)
For purposes of this table only, the number of shares of our common stock offered in the offering includes the 7,293,548 underwritten shares and the additional 3,206,452 shares of our common stock being borrowed by the counterparties or their affiliates from third-party stock lenders in connection with the variable forward transactions, as described under “Plan of Distribution.”

(4)
The number of shares beneficially owned by WBA Holdings includes 6,780,000 shares subject to the existing variable forward transactions and 10,500,000 shares subject to the variable forward transactions. Assuming WBA Holdings (a) will sell or transfer (i) all of the shares subject to the existing variable forward transactions pursuant to physical settlement of the existing variable forward transactions and (ii) all of the shares subject to the variable forward transactions pursuant to physical settlement thereof (b) will not acquire or dispose of any additional shares of our common stock, then WBA Holdings would beneficially own 14,489,546 shares after settlement of the variable forward transactions and giving effect to the sale of 1,320,858 shares subject to the concurrent share repurchase. There is no obligation, and no assurance, that WBA Holdings will sell or transfer any or all of such shares of our common stock.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following is a summary of certain United States federal income tax consequences to non-U.S. holders (as defined below) relating to the purchase, ownership and disposition of our common stock sold pursuant to this offering, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (which we refer to in this prospectus supplement as the “Code”), United States Treasury regulations promulgated thereunder (which we refer to in this prospectus supplement as “Treasury Regulations”), judicial decisions, published positions of the Internal Revenue Service (which we refer to in this prospectus supplement as the “IRS”) and other applicable authorities, all as of the date hereof. These authorities may be changed, possibly with retroactive effect, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions or that such statements and conclusions, if challenged by the IRS, will be sustained by a court.
This discussion is limited to non-U.S. holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all United States federal income tax consequences relevant to a non-U.S. holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. This discussion does not address any United States federal, state, local or non-U.S. tax consequences related to the variable forward transactions or the forward contracts, including the issuance, ownership, disposition, or settlement thereof, nor any such tax consequences to any counterparty to the variable forward transactions or forward contracts. In addition, it does not address consequences relevant to non-U.S. holders subject to special rules, including, without limitation:
•
U.S. expatriates and former citizens or long-term residents of the United States;

•
persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
banks, insurance companies, and other financial institutions;

•
brokers, dealers or traders in securities;

•
“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid United States federal income tax;

•
partnerships or other entities or arrangements treated as partnerships for United States federal income tax purposes (and investors therein);

•
tax-exempt organizations or governmental organizations;

•
persons deemed to sell our common stock under the constructive sale provisions of the Code;

•
persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement;

•
tax-qualified retirement plans; and

•
“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

A “non-U.S. holder” means a beneficial owner of our common stock (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in our common stock, you should consult your tax advisors.
THIS SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION IN CONNECTION WITH THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Distributions
In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “— Gain on Disposition of Common Stock”).
Subject to the discussion of backup withholding and FATCA below, dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment of the non-U.S. holder) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS W-8BEN, W-8BEN-E or W-8ECI (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury Regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.
A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock
Subject to the discussion of backup withholding and FATCA below, any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to United States federal income tax unless:
•
the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•
we are or have been a “United States real property holding corporation” for United States federal income tax purposes and as long as our common stock is regularly traded on an established securities market, such non-U.S. holder holds or has held, directly or indirectly, at any time within the shorter of the five-year period ending on the date of disposition or such non-U.S. holder’s holding period of our common stock, more than 5% of our common stock.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.
Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not currently a “United States real property holding corporation” for United States federal income tax purposes. However, no assurances can be given as to our status as a “United States real property holding corporation” in the future.
Information Reporting and Backup Withholding
Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will not be subject to backup withholding on distributions received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption, or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption, or such owner otherwise establishes an exemption.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. An applicable intergovernmental agreement regarding FATCA between the United States and a foreign jurisdiction may modify the rules discussed in this paragraph. You should consult your own tax advisors regarding the potential application of withholding under FATCA with respect to your investment in our common stock.

PLAN OF DISTRIBUTION
We have been advised that the selling stockholder is entering into variable forward transactions pursuant to forward contracts with the counterparties relating to an aggregate of 10,500,000 shares of our common stock. The selling stockholder is expected to pledge some of our common stock held by it to secure its obligations under the variable forward transactions and expects to receive cash prepayments from the counterparties of a portion of the purchase price for the shares of common stock underlying the variable forward transactions on or about the date of such pledge. The selling stockholder will retain certain dividend and voting rights on the pledged shares of common stock during the term of the transactions, absent default.
The forward contracts will obligate the selling stockholder to deliver to the counterparties in the aggregate up to 10,500,000 shares of our common stock (or, at the selling stockholder’s election, an equivalent amount of cash based on the volume-weighted average price of our common stock during the valuation period) and, in some circumstances, may entitle the selling stockholder to an additional cash payment in respect of each valuation date of the forward contracts. In exchange for assuming these obligations, the selling stockholder expects to receive cash prepayments from the counterparties in an aggregate amount of approximately $1.6 billion on or about the date of the pledge described above.
In respect of each of the 60 valuation dates under the forward contracts, scheduled from September 2, 2025 to October 13, 2025 and March 2, 2026 to April 13, 2026, inclusive, the aggregate number of shares of common stock to be delivered to the counterparties or cash to be delivered to (or by) the counterparties is to be determined as follows: the selling stockholder may, at its election, subject to certain conditions, be obligated to deliver to the counterparties the full number of shares to which such valuation date relates and will receive an additional cash payment determined as follows: (a) if the volume-weighted average price of our common stock on such valuation date (the “reference price”) is less than or equal to an agreed floor price, the additional cash payment would be zero, (b) if the reference price is greater than the floor price but less than or equal to an agreed cap price, the additional cash payment would equal the number of shares of common stock to which such valuation date relates multiplied by the excess of the reference price over the floor price and (c) if the reference price is greater than the cap price, the additional cash payment would equal the number of shares of common stock to which such valuation date relates multiplied by the excess of the cap price over the floor price. Alternatively, the selling stockholder may elect, subject to certain conditions, to not receive any additional cash payment and be obligated to deliver to the counterparties in the aggregate a number of shares of common stock (or the cash value thereof at the reference price) determined as follows: (a) if the reference price is less than or equal to the floor price, the full number of shares to which such valuation date relates, (b) if the reference price is greater than the floor price but less than or equal to the cap price, a number of shares of common stock having a value (based on the reference price) equal to the number of shares of common stock to which such valuation date relates multiplied by the floor price and (c) if the reference price is greater than the cap price, a number of shares of common stock having a value (based on the reference price) equal to the number of shares of common stock to which such valuation date relates multiplied by the sum of the floor price and the excess of the reference price over the cap price.
We have been advised that, in order to establish their initial hedge positions with respect to the variable forward transactions, the counterparties or their affiliates will borrow an aggregate of 7,293,548 shares and will sell such shares (the “underwritten shares”) in the offering through the underwriter, and that the counterparties or their affiliates or agents may modify the counterparties’ hedge positions by buying or selling our common stock or engaging in derivatives or other transactions with respect to our common stock or other securities of ours from time to time thereafter during the term of the variable forward transactions. We have been advised that the underwriter has agreed to purchase such underwritten shares at a purchase price of $189.271 per share.
This prospectus supplement also relates to an additional 3,206,452 shares of our common stock, which we have been advised are also being borrowed by the counterparties or their respective affiliates from third-party stock lenders. We have been advised that the counterparties or their respective affiliates or agents expect to sell these additional shares of common stock through the underwriter, from time to time after the offering, in block sales, on the NYSE, in the over-the-counter market or in negotiated transactions, at market prices prevailing at the time of sale or at negotiated prices. See “Underwriting — Additional Offering by the Counterparties or their Respective Affiliates” below for more information. These additional shares of common stock will not be included in the offering. We have been advised by the counterparties that they expect that, over the same period when the counterparties or their respective affiliates or agents sell these additional shares of common stock through the underwriter, the counterparties or their respective affiliates or agents will purchase through the underwriter an approximately equal number of shares of our common stock in the open market. Because the prices at which the counterparties or their affiliates or agents expect to sell and purchase the shares through the underwriter are expected to be approximately equal, the counterparties do not anticipate receiving net proceeds from the sale of the additional shares.
The effect of the variable forward transactions and existing variable forward transactions, including any purchases and sales of our common stock by the counterparties to such transactions and their respective affiliates or agents, which may include the underwriter or its affiliates, to establish or modify the counterparties’ hedge positions from time to time during the term of the variable forward transactions and existing variable forward transactions, may variously have a positive, negative or neutral impact on the market price of our common stock, depending on market conditions at such times. See “Risk Factors”.
We have been advised that upon the early termination of the variable forward transactions or existing variable forward transactions (in whole or in part) or upon the cash settlement of the variable forward transactions or existing variable forward transactions (in whole or in part) at maturity, the counterparties to such transactions or their respective affiliates or agents may purchase our common stock in secondary market transactions and return it to stock lenders in order to unwind the counterparties’ hedge positions, and such purchases may have the effect of increasing, or limiting a decrease in, the market price of our common stock during the relevant unwind period. In addition, we have been advised that, if the selling stockholder elects (or is deemed to have elected) to physically settle the variable forward transactions or existing variable forward transactions (in whole or in part) at maturity, depending on the market price of our common stock at the time of physical settlement and the type of physical settlement elected, the counterparties to such transactions or their respective affiliates or agents may purchase or sell our common stock in secondary market transactions to establish, modify or, in some cases, unwind their hedge positions in connection with the variable forward transactions or existing variable forward transactions, as the case may be, and such purchases or sales may have a positive, negative or neutral impact on the market price of our common stock, depending on market conditions at such time. See “Summary Of The Offering — Variable Forward Transactions” and “Risk Factors — The effect of the borrowing of our common stock in connection with the variable forward transactions and existing variable forward transactions, and the sales of our common stock by the counterparties to such transactions or their respective affiliates or agents to establish, modify or, in some cases, unwind their hedge positions in connection with such transactions, may have a negative effect on the market price of our common stock.” for more information.
We are not a party to the variable forward transactions or existing variable forward transactions or the forward contracts and will not be issuing or selling any common stock pursuant to the variable forward transactions or existing variable forward transactions or receiving any proceeds from the sales of our common stock being offered hereby.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase from the counterparties or their respective affiliates and sell the underwritten shares in the offering at a price of $189.271 per share, which will result in $1.38 billion of aggregate proceeds to the counterparties.
The underwriter proposes to offer the underwritten shares from time to time for sale in one or more transactions, in block sales, on the NYSE, in the over-the-counter market or in negotiated transactions, at market prices prevailing at the time of sale or at negotiated prices, subject to receipt and acceptance by the underwriter and subject to its right to reject any order in whole or in part. In connection with the sale of the underwritten shares, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of our common stock for whom they may act as agents or to whom they may sell as principal.
Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the underwritten shares if any of such shares of common stock are purchased.
The selling stockholder has agreed to indemnify the underwriter, the counterparties and certain of their controlling persons (subject to certain caps) against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter or the counterparties may be required to make in respect of those liabilities.
We have agreed to indemnify the underwriter, the counterparties and the selling stockholder against certain liabilities, including liabilities under the Securities Act, or to contribute payments that may be required to be made in respect of any of these liabilities.
The underwriter is offering the shares, subject to prior sale, when, as and if accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares of common stock, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The expenses of this offering, not including the underwriting discounts for which the selling stockholder is responsible, are estimated at $1.0 million and are payable by us.
Lock-Up Agreements
We have agreed, subject to specified exceptions, for a period of 30 days after the date of this prospectus supplement without the prior written consent of the underwriter and the counterparties, not to directly or indirectly: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise.
The selling stockholder and our directors and executive officers have agreed, subject to specified exceptions, for a period of 30 days after the date of this prospectus supplement without the prior written consent of the underwriter, not to directly or indirectly (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to, or cause to be filed or confidentially submitted any registration statement for, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock other than, in the case of the selling stockholder, the variable forward transactions described herein and our common stock to be sold hereunder.
The underwriter (and, in the case of our and the selling stockholder’s lock-up agreement, the counterparties) may in their sole discretion and at any time or from time to time before the termination of the 30-day period, release all or any portion of the securities subject to lock-up agreements.
Additional Offering by the Counterparties or their Affiliates
Additionally, the counterparties or their affiliates or agents, which may include the underwriter or its affiliates or agents, will offer for sale an aggregate of 3,206,452 additional shares of our common stock through the underwriter using this prospectus supplement. The additional common stock will not be included in the offering.
The counterparties or their affiliates or agents, which may include the underwriter or its affiliates, propose to offer the additional common stock from time to time after the offering, pursuant to block sales, on the NYSE, in the over-the-counter market or in negotiated transactions, at market prices prevailing at the time of sale or at negotiated prices through the underwriter. In connection with the sale of these additional shares of common stock, the counterparties or their affiliates or agents, which may include the underwriter or its affiliates, may effect such transactions by selling the shares to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from those affiliates and/or from purchasers of shares for whom the dealers may act as agents or to whom they may sell as principals. Over the same period that the counterparties or their affiliates or agents sell the additional common stock through the underwriter, they or their affiliates or such agents expect to purchase through the underwriter an approximately equal number of shares of common stock in the open market. Because the prices at which the counterparties or their affiliates or agents expect to sell and purchase the shares through the underwriter are expected to be approximately equal, the counterparties do not anticipate receiving net proceeds from the sale of the additional shares. For each sale of additional shares and purchase of corresponding shares, the underwriter will receive a commission from those counterparties based on the volume-weighted average price of the additional shares sold and purchased.
Price Stabilization, Short Positions and Penalty Bids
In connection with the offering, the underwriter may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares of common stock than it is required to purchase in this offering. The underwriter must close out such naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of common stock in the open market prior to the completion of the offering. Stabilizing transactions consist of various bids for or purchases of our common stock made by the underwriter in the open market prior to the completion of the offering.
The underwriter may also impose a penalty bid. This occurs when the underwriter reclaims a selling concession from a syndicate member because the underwriter has repurchased shares originally sold by the syndicate member in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of our common stock. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange, in the over‑the‑counter market or otherwise.
New York Stock Exchange Listing
Our common stock is listed on the New York Stock Exchange under the symbol “ABC.”
Electronic Distribution
In connection with this offering, the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financial and brokerage activities.
In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. In addition, the underwriter or its affiliate is a counterparty to the variable forward transactions.
Conflicts of Interest
One of the counterparties is an affiliate of the underwriter and accordingly this affiliate is expected to receive a portion of the proceeds of this offering in connection with establishing its initial hedge position with respect to the variable forward transactions. As such, an affiliate of the underwriter may receive at least 5% of the net offering proceeds of this offering in certain circumstances, which would constitute a “conflict of interest” under Rule 5121 of the FINRA for the underwriter. Consequently, this offering will be conducted in accordance with the applicable requirements of FINRA Rule 5121. See “Use of Proceeds.”
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no shares of common stock have been offered or will be offered pursuant to the offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Regulation:
1.
to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;

2.
to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

3.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall result in a requirement for us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).
Notice to Prospective Investors in the United Kingdom
In relation to the United Kingdom, no shares of common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority in accordance with the UK Prospectus Regulation, except that an offer to the public in the United Kingdom of any shares may be made at any time under the following exemptions under the UK Prospectus Regulation:
1.
to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;

2.
to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

3.
in any other circumstances falling within Article 1(4) of the UK Prospectus Regulation,

provided that no such offer of shares shall result in a requirement for us or the underwriter to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of UK law by virtue of the European Union (Withdrawal) Act 2018.
In the United Kingdom, the offering is only addressed to, and is directed only at, “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation, who are also (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be listed or admitted to trading on the SIX Swiss Exchange (“SIX”) or on any other trading venue (the exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the shares of common stock may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
In relation to its use in the Dubai International Financial Centre (“DIFC”), this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the shares may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The contents of this prospectus supplement have not been reviewed, approved or authorized by any regulatory authority in Hong Kong. The information contained in this prospectus supplement is for information purposes only and does not constitute an offer, solicitation, invitation or recommendation to subscribe for or purchase any share or other securities, other products or to provide any investment advice. You are advised to exercise caution in relation to this prospectus supplement. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“SFO”) and in the manner as permitted under the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“C(WUMP)O”) and the SFO and any rules made under that Ordinance; (b) in other circumstances which do not result in the document being a “prospectus” as defined in the C(WUMP)O or (c) in circumstances which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation, offer or any other document relating to the shares has been or may be issued, circulated, distributed or has been or may be in the possession of any person for the purposes of issue, circulation and distribution in each case, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and in the manner as permitted under the C(WUMP)O and the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 (2020 Revised Edition) of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
1.
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

2.
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
1.
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

2.
where no consideration is or will be given for the transfer;

3.
where the transfer is by operation of law;

4.
as specified in Section 276(7) of the SFA; or

5.
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Solely for the purposes of its obligations pursuant to Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice of Recommendations of Investment Products).
Notice to Prospective Investors in Brazil
For purposes of Brazilian law, this offer of shares is addressed to you personally, upon your request and for your sole benefit, and is not to be transmitted to anyone else, to be relied upon elsewhere or for any other purpose either quoted or referred to in any other public or private document or to be filed with anyone, without our prior express and written consent.
This offering does not constitute or form part of any public offering of shares in Brazil and, accordingly, has not been and will not be registered under Brazilian Federal Law No. 6385 of December 7, 1976, as amended, Brazilian Securities Commission (CVM) Rule (Instrução) No. 400 of December 29, 2003, as amended, or under any other Brazilian securities law or regulation. Furthermore, our shares and we have not been and will not be registered before the CVM under CVM Rule (Instrução) No. 480 of December 7, 2009, as amended. Therefore, the shares offered hereby have not been, will not be and may not be offered for sale or sold in Brazil except in circumstances that do not constitute a public offering or other unauthorized distribution under applicable Brazilian laws and regulations. Documents relating to the shares, as well as the information contained therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale of the shares to the public in Brazil.

LEGAL MATTERS
Certain legal matters relating to this offering, including the validity of the shares of common stock offered hereby, will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. Certain legal matters relating to the offering and the variable forward transactions will be passed upon for the selling stockholder by Cleary Gottlieb Steen & Hamilton LLP. Certain legal matters relating to this offering will be passed upon for the underwriter by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
The consolidated financial statements of AmerisourceBergen Corporation appearing in its Annual Report (Form 10-K) for the year ended September 30, 2022, and the effectiveness of the Company’s internal control over financial reporting as of September 30, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
AmerisourceBergen Corporation
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units
We, from time to time, may offer and sell, in one or more offerings, shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, purchase contracts and units. We may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering.
This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time securities are offered under this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offering and the offered securities and may also supplement, update or amend information contained in this prospectus.
We may offer and sell these securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of these methods. If we use underwriters, dealers or agents to sell these securities, we will name them and describe their compensation arrangements in the prospectus supplement relating to such offering.
Our common stock is listed on the New York Stock Exchange under the symbol “ABC.” We have not yet determined whether any of the other securities covered by this prospectus will be listed on any exchange, inter-dealer quotation system or over- the-counter market. If we decide to seek listing of any such securities upon issuance, the prospectus supplement relating to the offering of such securities will disclose the exchange, quotation system or market on which the securities will be listed.
Our executive offices are located at
1 West First Avenue
Conshohocken, PA 19428-1800
and our telephone number is (610) 727-7000.
Investing in these securities involves certain risks. See “Risk Factors” on page 1 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 23, 2021

The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.
All references in this prospectus to “we,” “us,” “our,” and “AmerisourceBergen” refer only to AmerisourceBergen Corporation and not to any existing or future subsidiaries of AmerisourceBergen Corporation, unless the context otherwise requires.

i

RISK FACTORS
Investing in our securities involves risks. Before investing in our securities, you should carefully consider the specific risks set forth under the caption “Risk Factors” in our filings with the Securities and Exchange Commission (which we refer to as the “SEC”) that are incorporated by reference into this prospectus and under the caption “Risk Factors” in any accompanying prospectus supplement or free writing prospectus that we deliver to you. You should also carefully consider all other information contained in or incorporated by reference into this prospectus or in any accompanying prospectus supplement or free writing prospectus that we deliver to you. A discussion of the documents incorporated by reference into this prospectus is set forth below under the heading “Documents Incorporated by Reference.”
ABOUT THIS PROSPECTUS
This document is called a prospectus and is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may offer and sell, from time to time in one or more offerings, the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer and the general manner in which these securities may be offered. Each time we sell securities under this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. That prospectus supplement may also supplement, update or amend information contained in or incorporated by reference into this prospectus.
The registration statement of which this prospectus is a part contains additional information about us and the securities we may offer by this prospectus. Specifically, we have filed and incorporated by reference certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file or incorporate by reference certain other legal documents that will control the terms of the securities we may offer by this prospectus as exhibits to the registration statement or to reports we file with the SEC that are incorporated by reference into this prospectus.
In addition, we may prepare and deliver one or more “free writing prospectuses” to you in connection with any offering of securities under this prospectus. Any such free writing prospectus may contain additional information about us, our business, the offered securities, the manner in which such securities are being offered, our intended use of the proceeds from the sale of such securities, risks relating to our business or an investment in such securities or other information.
This prospectus and certain of the documents incorporated by reference into this prospectus contain, and any accompanying prospectus supplement or free writing prospectus that we deliver to you may contain, summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the actual documents filed with the SEC.
Copies of the registration statement of which this prospectus is a part and of the documents incorporated by reference into this prospectus may be obtained as described below under the heading “Documents Incorporated by Reference” and under the heading “Where You Can Find More Information.”
You should not assume that the information contained in this prospectus, the registration statement to which this prospectus is a part, any accompanying prospectus supplement or any free writing prospectus that we deliver to you is accurate as of any date other than the date of such documents or that the information incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference. Our business, operating results, financial condition, capital resources and prospects may have changed since that date.
You should rely only on the information contained in or incorporated by reference into this prospectus, the registration statement of which this prospectus is a part, any accompanying prospectus supplement, and any free writing prospectus that we deliver to you. We have not authorized anyone to provide you with different information. If you receive any other information, you should not rely on it.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to certain information reporting requirements of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to you at the SEC’s website at http://www.sec.gov and our website at www.amerisourcebergen.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.
We have filed with the SEC a registration statement on Form S-3 relating to the securities offered by this prospectus. This prospectus is a part of that registration statement, which includes additional information about us and the securities offered by this prospectus. You may review and obtain a copy of the registration statement and the exhibits that are a part of the registration statement through the SEC’s website or our website. You can also call or write us for a copy as described below under “Documents Incorporated by Reference.”
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update, modify and, where applicable, supersede this information. We incorporate by reference into this prospectus the specific documents listed below and all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of securities under this prospectus (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules), which future filings shall be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date we subsequently file such documents. The SEC file number for these documents is 1-16671.
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Our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, filed with the SEC on November 23, 2021;

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Our Current Report on Form 8-K filed with the SEC on November 8, 2021; and

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The description of our common stock contained in Exhibit 4.18 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, filed with the SEC on November 23, 2021.

Any statement contained in this prospectus or in any document incorporated by reference into this prospectus shall be deemed to be modified or, where applicable, superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document that also is incorporated by reference into this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference into this prospectus and a copy of the registration statement of which this prospectus is a part. You can request copies of such documents if you call or write us at the following address or telephone number:
AmerisourceBergen Corporation
1 West First Avenue
Conshohocken, PA 19428-1800
Telephone: (610) 727-7000
Attention: Corporate Secretary
Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document. You may also obtain copies of our SEC filings statement as described above under the heading “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain of the statements contained in this prospectus and the documents incorporated by reference into this prospectus are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “project,” “intend,” “plan,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words, and similar expressions are intended to identify such forward-looking statements. These statements are based on the Company’s current expectations and are subject to uncertainty and changes in circumstances and speak only as of the date hereof. These statements are not guarantees of future performance and are based on assumptions and estimates that could prove incorrect or could cause actual results to vary materially from those indicated. Among the factors that could cause actual results to differ materially from those projected, anticipated, or implied are the following:
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unfavorable trends in brand and generic pharmaceutical pricing, including in rate or frequency of price inflation or deflation;

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competition and industry consolidation of both customers and suppliers resulting in increasing pressure to reduce prices for our products and services;

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changes in the United States healthcare and regulatory environment, including changes that could impact prescription drug reimbursement under Medicare and Medicaid;

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increasing governmental regulations regarding the pharmaceutical supply channel;

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declining reimbursement rates for pharmaceuticals;

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continued federal and state government enforcement initiatives to detect and prevent suspicious orders of controlled substances and the diversion of controlled substances;

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continued prosecution or suit by federal, state and other governmental entities of alleged violations of laws and regulations regarding controlled substances, including due to failure to achieve a global resolution of the multi-district opioid litigation and other related state court litigation, and any related disputes, including shareholder derivative lawsuits;

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increased federal scrutiny and litigation, including qui tam litigation, for alleged violations of laws and regulations governing the marketing, sale, purchase and/or dispensing of pharmaceutical products or services, and associated reserves and costs;

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failure to comply with the Corporate Integrity Agreement;

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material adverse resolution of pending legal proceedings;

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the retention of key customer or supplier relationships under less favorable economics or the adverse resolution of any contract or other dispute with customers or suppliers;

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changes to customer or supplier payment terms, including as a result of the COVID-19 impact on such payment terms;

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the integration of the Alliance Healthcare businesses into the Company being more difficult, time consuming or costly than expected;

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the Company’s or Alliance Healthcare’s failure to achieve expected or targeted future financial and operating performance and results;

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the effects of disruption from the acquisition and related strategic transactions on the respective businesses of the Company and Alliance Healthcare and the fact that the acquisition and related strategic transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners;

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the acquisition of businesses, including the acquisition of the Alliance Healthcare businesses and related strategic transactions, that do not perform as expected, or that are difficult to integrate or control, or the inability to capture all of the anticipated synergies related thereto or to capture the anticipated synergies within the expected time period;
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risks associated with the strategic, long-term relationship between WBA and the Company, including with respect to the pharmaceutical distribution agreement and/or the global generic purchasing services arrangement;

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managing foreign expansion, including non-compliance with the U.S. Foreign Corrupt Practices Act, anti-bribery laws, economic sanctions and import laws and regulations;

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financial market volatility and disruption;

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changes in tax laws or legislative initiatives that could adversely affect the Company’s tax positions and/or the Company’s tax liabilities or adverse resolution of challenges to the Company’s tax positions;

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substantial defaults in payment, material reduction in purchases by or the loss, bankruptcy or insolvency of a major customer, including as a result of COVID-19;

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the loss, bankruptcy or insolvency of a major supplier, including as a result of COVID-19;

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financial and other impacts of COVID-19 on our operations or business continuity;

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changes to the customer or supplier mix;

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malfunction, failure or breach of sophisticated information systems to operate as designed;

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risks generally associated with data privacy regulation and the international transfer of personal data;

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natural disasters or other unexpected events, such as additional pandemics, that affect the Company’s operations;

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the impairment of goodwill or other intangible assets (including any additional impairments with respect to foreign operations), resulting in a charge to earnings;

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the acquisition of businesses that do not perform as expected, or that are difficult to integrate or control, or the inability to capture all of the anticipated synergies related thereto or to capture the anticipated synergies within the expected time period;

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the Company’s ability to manage and complete divestitures;

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the disruption of the Company’s cash flow and ability to return value to its stockholders in accordance with its past practices;

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interest rate and foreign currency exchange rate fluctuations;

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declining economic conditions in the United States and abroad; and

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other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting the Company’s business generally.

The risks and uncertainties referenced above are not intended to be exhaustive. We refer you to our Annual Report on Form 10-K for our most recent fiscal year and our Quarterly Reports on Form 10-Q filed after such Annual Report, including the information contained under the caption “Item 1A — Risk Factors” of such reports, and the other documents incorporated by reference into this prospectus for both an expanded discussion of the risks and uncertainties described above and additional risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by the federal securities laws.

AMERISOURCEBERGEN CORPORATION
AmerisourceBergen is one of the largest global pharmaceutical sourcing and distribution services companies, helping both healthcare providers and pharmaceutical and biotech manufacturers improve patient access to products and enhance patient care. We deliver innovative programs and services designed to increase the effectiveness and efficiency of the pharmaceutical supply chain in both human and animal health. More specifically, we distribute a comprehensive offering of brand-name, specialty brand-name, and generic pharmaceuticals, over-the-counter healthcare products, home healthcare supplies and equipment, and related services to a wide variety of healthcare providers located in the United States and select global markets, including acute care hospitals and health systems, independent and chain retail pharmacies, mail order pharmacies, medical clinics, long-term care and alternate site pharmacies, physician practices, medical and dialysis clinics, veterinarians, and other customers. Additionally, we furnish healthcare providers and pharmaceutical manufacturers with an assortment of related services, including data analytics, outcomes research, reimbursement and pharmaceutical consulting services, niche premium logistics services, inventory management, pharmacy automation, pharmacy management, and packaging solutions.
As used in this section of the prospectus only, references to “we” refer to AmerisourceBergen Corporation and its consolidated subsidiaries.
USE OF PROCEEDS
Unless we inform you otherwise in the prospectus supplement or a free writing prospectus, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including, but not limited to, working capital, capital expenditures, repayment of indebtedness, investments in our subsidiaries, business acquisitions and the repurchase, redemption or retirement of our securities, including shares of our common stock. We may also invest the net proceeds in U.S. government securities, certificates of deposit or other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the prospectus supplement relating to that offering.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK
The following description of our common stock and preferred stock will apply generally to any future common stock or preferred stock that we may offer but this description is not complete. It is subject to, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, as amended (which we refer to as our “certificate of incorporation”), our amended and restated bylaws (which we refer to as our “bylaws”), each of which is incorporated by reference as exhibits to the registration statement of which this prospectus is a part. We will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. If any particular terms of the common stock or preferred stock described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. The terms of these securities also may be affected by the General Corporation Law of the State of Delaware (which we refer to below as the “DGCL”).
Authorized Capital Stock
We are authorized to issue a total of 610,000,000 shares of capital stock consisting of 600,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.
Common Stock
Our authorized common stock consists of 600,000,000 shares of common stock, par value $0.01 per share. Each outstanding share of common stock is entitled to one vote per share. Except as may be provided in a certificate of designations for a series of preferred stock, the holders of common stock have the exclusive right to vote for the election of directors and for all other purposes as provided by law and do not have cumulative voting rights.
Subject to the preferences that may be applicable to any then-outstanding shares of preferred stock, holders of common stock are entitled to receive ratably on a per share basis such dividends and other distributions in cash, stock or property of AmerisourceBergen as may be declared by the board of directors from time to time out of the legally available assets or funds of AmerisourceBergen. Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of common stock are entitled to receive ratably all assets of AmerisourceBergen available for distribution to its stockholders.
Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.
Holders of common stock will have no liability for further calls or assessments and will not be personally liable for the payment of our debts except as they may be liable by reason of their own conduct or acts.
Our board of directors may authorize the issuance of preferred stock with voting, conversion, dividend, liquidation and other rights that may adversely affect the rights of the holder of our common stock.
Preferred Stock
Our authorized preferred stock consists of 10,000,000 shares of preferred stock, par value $0.01 per share. We may issue preferred stock from time to time in one or more series, without stockholder approval, when authorized by our board of directors. Subject to the limits imposed by the DGCL, our board of directors is authorized to fix for any series of preferred stock the number of shares of such series and the voting powers (if any), designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series. As of the date of this prospectus, no shares of preferred stock are outstanding.

Unless otherwise set forth in the applicable certificate of designations for such series of preferred stock:
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Holders of preferred stock will have no voting rights and will not be entitled to any notice of meeting of stockholders, except as required by applicable law;

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Holders of preferred stock will be entitled to receive, when declared by the board of directors, out of legally available funds, dividends at the rates fixed by the board of directors for the respective series of preferred stock, and no more, before any dividends will be declared and paid, or set apart for payment, on our common stock with respect to the same dividend period;

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Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive the amount fixed for such series plus, in the case of any series on which dividends will have been determined by the board of directors to be cumulative, an amount equal to all dividends accumulated and unpaid to the date of final distribution whether or not earned or declared (subject to any cap set forth in the applicable certificate of designations for such series of preferred stock) before any distribution shall be paid, or set aside for payment, to holders of our common stock;

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At the option of our board of directors, we may redeem all or part of the shares of any series of preferred stock on such terms and conditions fixed in the applicable certificate of designations for such series of preferred stock;

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Holders of our preferred stock have no preemptive rights and will have no liability for further calls or assessments; and

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Our board of directors may increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, with the affirmative vote of the holders of a majority of the voting power of all outstanding shares of our common stock and all other outstanding shares entitled to vote thereon.

For any series of preferred stock that we may offer, our board of directors will determine and the prospectus supplement relating to such series will describe:
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The designation and number of shares of such series;

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The rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are cumulative or non-cumulative and participating or non-participating;

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Any provisions relating to convertibility or exchangeability of the shares of such series;

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The rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

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The voting powers, if any, of the holders of shares of such series;

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Any provisions relating to the redemption of the shares of such series;

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Any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

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Any conditions or restrictions on our ability to issue additional shares of such series or other securities; and

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Any other specific terms, preferences, limitations or restrictions.

Certain Anti-Takeover Provisions of Our Certificate Incorporation, Bylaws and Delaware Law
The following is a summary of certain provisions of our certificate of incorporation, bylaws and the DGCL that may have the effect of delaying, deterring or preventing hostile takeovers or changes in control or management of AmerisourceBergen. Such provisions could deprive our stockholders of opportunities to realize a premium on their stock. At the same time, these provisions may have the effect of inducing any persons seeking to acquire or control us to negotiate terms acceptable to our board of directors. Throughout the summary we have included parenthetical references to sections of our certificate of incorporation and bylaws to help you locate the provisions being discussed.
Undesignated Preferred Stock
Our certificate of incorporation authorizes our board of directors to issue shares of preferred stock and set the voting powers, designations, preferences, and other rights related to that preferred stock without stockholder approval. Any such designation and issuance of shares of preferred stock could delay, defer or prevent any attempt to acquire or control us. (Section 4.03 of our certificate of incorporation).
Vacancies on the Board of Directors
Our certificate of incorporation and our bylaws provide that, subject to any rights of holders of our preferred stock, any vacancies in our board of directors for any reason will be filled only by a majority of our directors remaining in office, and directors so elected will hold office until the next election of directors. The inability of our stockholders to fill vacancies on the board of directors may make it more difficult to change the composition of our board of directors. (Section 5.06 of our certificate of incorporation and Section 3.14 of our bylaws)
No Cumulative Voting
Our certificate of incorporation and bylaws do not provide for cumulative voting. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.
No Stockholder Action by Written Consent
Our certificate of incorporation and our bylaws provide that our stockholders may not act by written consent, which may require our stockholders to wait for a regularly scheduled annual meeting to change the composition of our board of directors. (Section 6.03 of our certificate of incorporation and Section 2.10 of our bylaws)
Ability to Call Special Meeting of Stockholders
Our certificate of incorporation and our bylaws provide that special meetings of stockholders may be called at any time by our board of directors pursuant to a resolution duly adopted by a majority of the members of our board of directors and our stockholders holding at least 25% of the outstanding shares of common stock, subject to the procedures and other requirements set forth in our bylaws. (Section 6.03 of our certificate of incorporation and Section 2.02 of our bylaws)
Advance Notification of Stockholder Nominations and Proposals
Our certificate of incorporation and our bylaws provide that in order for nominations of directors or other business to be properly brought before an annual meeting by our stockholders, subject to certain limited exceptions, the stockholders must give notice to us not less than 90 days nor more than 120 days prior to the anniversary of our previous annual meeting of stockholders. The notice must contain specific information regarding the nominee for director, or other business to be addressed, as well as information regarding the stockholder who is proposing the nomination. (Section 6.04 of our certificate of incorporation and Section 2.03 of our bylaws)
Amendments to Bylaws
Our certificate of incorporation and our bylaws provide that our board of directors is expressly authorized to make, alter, amend or repeal the bylaws without the assent or vote of our stockholders. Our certificate of incorporation and our bylaws also provide that our stockholders may, at any annual or special meeting, make, alter, amend or repeal the bylaws by the affirmative vote of a majority of the votes cast for and against the adoption, alteration, amendment or repeal by the holders of shares of our stock present in person (physically or virtually via remote communication) or represented by proxy at a meeting of our stockholders and entitled to vote on the adoption, alteration, amendment or repeal. (Section 11.01 of our certificate of incorporation and Section 9.01 of our bylaws)
Business Combinations under Delaware Law
We are a Delaware corporation. Section 203 of the DGCL prohibits a Delaware corporation from engaging in a business combination with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. The term “business combination” is broadly defined to include mergers, consolidations, and sales and other dispositions of assets having an aggregate market value equal to 10% or more of the consolidated assets of the corporation, and other specified transactions resulting in financial benefits to the interested stockholder. Under Section 203, an “interested stockholder” generally is defined as a person who, together with affiliates and associates, owns (or within the three prior years did own) 15% or more of the corporation’s outstanding voting stock.
This prohibition is effective unless:
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the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder is approved by the corporation’s board of directors prior to the time the interested stockholder becomes an interested stockholder;

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upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by specified employee stock plans; or

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at or after the time the stockholder becomes an interested stockholder, the business combination is approved by a majority of the board of directors and, at an annual or special meeting, by the affirmative vote of two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts that are not approved by a company’s board of directors. A corporation can elect to have Section 203 of the DGCL not apply to it by expressly providing so in its certificate of incorporation or bylaws; we have not made such an election. (Section 9.01 of our certificate of incorporation)
Limitation of Personal Liability of Directors and Officers
Our certificate of incorporation provides that our directors are entitled to the benefits of all limitations on the liability of directors that are now or hereafter become available under the DGCL. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. The DGCL and our certificate of incorporation do not permit exculpation for liability:
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for any breach of the director’s duty of loyalty to us or our stockholders;

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for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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under section 174 of the Delaware law, which pertains, among other things, to liability for the unlawful payment of dividends; or

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for any transaction from which the director derived an improper personal benefit. (Section 7.01 of our certificate of incorporation)

In addition, subject to certain exceptions set forth therein, our certificate of incorporation provides that we will indemnify any person who is or was a director or officer of ours, or is or was serving at our request as a director, officer or trustee of another corporation, trust or other enterprise, with respect to actions taken or omitted by such person in any capacity in which such person serves us or such other corporation, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification will continue as to a person who has ceased to be a director, officer or trustee, as the case may be, and will inure to the benefit of such person’s heirs, executors and personal and legal representatives. (Section 7.02 of our certificate of incorporation)
In addition, our certificate of incorporation provides that we may advance to a director or officer expenses incurred in defending any action in advance of its final disposition. (Section 7.03 of our certificate of incorporation)
The limitation of liability, indemnification and advancement of expenses provisions in our certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers in accordance with these indemnification provisions.
Forum Selection
Our bylaws provide, unless we consent in writing to an alternative forum, that the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against us or any of our directors, officers or other employees governed by the internal affairs doctrine, will be the Court of Chancery of the State of Delaware (or, if the Court of Chancery lacks subject-matter jurisdiction, another state court located in the State of Delaware or, if no state court located in the State of Delaware has jurisdiction, the federal district court for the District of Delaware). (Section 8.06 of our bylaws) Any person that purchases or otherwise acquires an interest in our stock will be deemed to have notice of and agree to comply with the foregoing provisions.
Transfer Agent and Registrar
Computershare serves as the registrar and transfer agent for our common stock. The transfer agent for any series of preferred stock covered by this prospectus will be identified in the prospectus supplement relating to that series of preferred stock.
Stock Exchange Listing
Our common stock is listed on the New York Stock Exchange under the trading symbol “ABC.” We have not yet determined whether any series of preferred stock covered by this prospectus will be listed on any exchange, inter-dealer quotation system or over- the-counter market. If we decide to seek listing of any series of preferred stock upon issuance, the prospectus supplement relating to that series of preferred stock will disclose the exchange, quotation system or market on which such preferred stock will be listed.

DESCRIPTION OF DEBT SECURITIES
The debt securities will be issued under an indenture, dated as of November 19, 2009, between us and U.S. Bank National Association, as trustee. We have filed the indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following summary of certain general terms and provisions of the indenture is not complete and is qualified in its entirety by reference to the indenture. Throughout the summary we have included parenthetical references to the indenture sections to help you locate the provisions being discussed. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.
When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a prospectus supplement. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular series of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following summary.
As used in this section of the prospectus, references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership of Debt Securities.”
General
The indenture provides that we may issue unsecured senior or subordinated debt securities from time to time in one or more series, with different terms. The senior debt securities will constitute unsecured and unsubordinated obligations of ours and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated obligations and will be junior in right of payment to our “senior indebtedness” (including senior debt securities), as described below under the heading “Subordinated Debt.” Because the debt securities (both senior and subordinated) will be our unsecured obligations, our secured debt and other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.
We conduct most of our operations through subsidiaries. Consequently, our ability to pay our obligations, including our obligation to pay principal or interest on the debt securities, to pay the debt securities at maturity or upon redemption, or to buy the debt securities, may depend on our subsidiaries repaying investments and advances we have made to them, and on our subsidiaries’ earnings and their distributing those earnings to us. The debt securities will be effectively subordinated to all obligations (including trade payables and preferred stock obligations) of our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will depend on their operating results and will be subject to applicable laws and contractual restrictions. The indenture does not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.
The indenture does not limit the amount of debt securities that we may issue. We have the right, from time to time, to issue debt securities of any series previously issued. (Section 3.01)
The prospectus supplement will describe the terms of any debt securities being offered, including:
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classification as senior or subordinated debt securities;

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ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

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if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

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the designation, aggregate principal amount and authorized denominations;

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the maturity date;

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the interest rate, if any, and the method for calculating the interest rate;

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the interest payment dates and the record dates for the interest payments;

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any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

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the place where we will pay principal and interest;

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if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

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whether the debt securities will be issued in the form of global securities or certificates;

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the inapplicability of and additional provisions, if any, relating to the defeasance of the debt securities;

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the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

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any material United States federal income tax consequences;

•
the dates on which premium, if any, will be paid;

•
our right, if any, to defer payment of interest and the maximum length of this deferral period;

•
any listing on a securities exchange;

•
the initial public offering price; and

•
other specific terms, including any additional events of default or covenants. (Section 3.01)

Subordinated Debt
Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all of our “senior indebtedness.” The indenture defines “senior indebtedness” as all obligations or indebtedness of, or guaranteed or assumed by, us for borrowed money whether or not represented by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refunding of any such indebtedness or obligation, in each case, whether outstanding on the date hereof or the date the subordinated debt securities are issued or created, incurred, or thereafter guaranteed or assumed. “Senior indebtedness” does not include the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to senior indebtedness. (Section 13.01)
In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. (Section 13.01) These events include:
•
any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings which concern us or a substantial part of our property;

•
a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. Such an event of default must have continued beyond the period of grace, if any, provided for such event of default, and such an event of default shall not have been cured or waived or shall not have ceased to exist; or

•
the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to Section 5.02 of the indenture. This declaration must not have been rescinded and annulled as provided in the indenture. (Sections 13.02, 13.03, 13.04, and 13.05)

Because the subordinated debt securities will be our unsecured obligations, our secured debt and other secured obligations will also be effectively senior to the subordinated debt securities to the extent of the value of the assets securing such debt or other obligations.
Events of Default
When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, here are some examples of what we mean:
(1)
default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

(2)
default in paying principal, or premium, if any, on the debt securities when due;

(3)
default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;

(4)
default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 51% in aggregate principal amount of the outstanding debt securities of the series;

(5)
certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to AmerisourceBergen Corporation has occurred; or

(6)
any other Events of Default set forth in the prospectus supplement. (Section 5.01)

If an Event of Default (other than an Event of Default specified in clause (5)) under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of at least 51% in principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any. (Section 5.02) If an Event of Default under the indenture specified in clause (5) occurs and is continuing, then the entire principal amount of the outstanding debt securities (or such lesser amount as may be provided in the terms of the securities) will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder. (Section 5.02)
After a declaration of acceleration, the holders of a majority in principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. (Section 5.02) The holders of a majority in principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series. (Section 5.13)
Holders of at least 51% in principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have notified the trustee of a continuing Event of Default in writing and made a written request, and offered reasonable indemnity, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of that series. (Section 5.07) These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment. (Section 5.08)
During the existence of an Event of Default, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent man would under the circumstances in the conduct of that person’s own affairs. (Section 6.01) If an Event of

Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. (Section 5.07) Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee. (Section 5.12)
The trustee will, within 90 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders. (Section 6.02)
Modification and Waiver
The indenture may be amended or modified without the consent of any holder of debt securities in order to:
•
evidence a succession of the trustee;

•
cure ambiguities, defects or inconsistencies;

•
provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets;

•
make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•
add guarantors with respect to the debt securities of any series;

•
secure the debt securities of a series;

•
establish the form or forms of debt securities of any series;

•
maintain the qualification of the indenture under the Trust Indenture Act; or

•
make any change that does not adversely affect in any material respect the interests of any holder. (Section 9.01)

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:
•
reduce the principal amount, or extend the fixed maturity, of the debt securities;

•
alter or waive the redemption provisions of the debt securities;

•
change the currency in which principal, any premium or interest is paid;

•
reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•
impair the right to institute suit for the enforcement of any payment on the debt securities;

•
waive a payment default with respect to the debt securities or any guarantor;

•
reduce the interest rate or extend the time for payment of interest on the debt securities;

•
adversely affect the ranking of the debt securities of any series; or

•
release any guarantor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture. (Section 9.02)

Consolidation, Merger or Sale of Assets
The indenture provides that we may consolidate or merge with or into, or convey or transfer all or substantially all of our assets to, any entity (including, without limitation, a limited partnership or a limited liability company); provided that:

•
we will be the surviving corporation or, if not, that the successor will be a corporation that is organized and validly existing under the laws of any state of the United States of America or the District of Columbia and will expressly assume by a supplemental indenture our obligations under the indenture and the debt securities;

•
immediately after giving effect to such transaction, no Event of Default, and no default or other event which, after notice or lapse of time, or both, would become an Event of Default, will have happened and be continuing; and

•
we will have delivered to the trustee an opinion of counsel, stating that such consolidation, merger, conveyance or transfer complies with the indenture. (Section 8.01)

In the event of any such consolidation, merger, conveyance, transfer or lease, any such successor will succeed to and be substituted for us as obligor on the debt securities with the same effect as if it had been named in the indenture as obligor. (Section 8.02)
No Restrictive Covenants; No Protection in the Event of a Change of Control
Unless otherwise indicated in a prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any restrictive covenants, including covenants restricting either us or our subsidiaries from:
•
entering into one or more additional indentures providing for the issuance of debt securities;

•
from incurring, assuming, or becoming liable with respect to any indebtedness or other obligation, whether secured or unsecured;

•
from entering into sale and leaseback transactions;

•
from paying dividends or making other distributions on our respective capital stock; or

•
from purchasing or redeeming our respective capital stock.

Also, unless otherwise indicated in a prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any financial ratios or specified levels of net worth or liquidity to which either we or our subsidiaries must adhere or contain any provision that would require us to repurchase, redeem, or otherwise modify the terms of any of the debt securities upon a change in control or other event involving us that may adversely affect our creditworthiness or the value of the debt securities.
Satisfaction, Discharge and Covenant Defeasance
We may terminate our obligations under the indenture, when:
•
either:

•
all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

•
all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium; and

•
we have paid or caused to be paid all other sums then due and payable under the indenture; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with. (Section 4.01)

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:
•
the rights of holders of the debt securities to receive principal, interest and any premium when due;

•
our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•
the rights, powers, trusts, duties and immunities of the trustee; and

•
the defeasance provisions of the indenture. (Section 4.01)

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). Any omission to comply with these obligations will not constitute a default or an Event of Default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” above will no longer constitute an Event of Default for that series. (Section 4.03)
In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:
•
we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•
money in an amount;

•
U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

•
a combination of money and U.S. government obligations (or equivalent government obligations, as applicable),

in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent registered public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;
•
in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•
no Event of Default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•
the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

•
the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•
the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such act or exempt from registration; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with. (Sections 4.01 and 4.02)

Governing Law
Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by New York law. (Section 1.12)
No Personal Liability of Directors, Officers, Stockholders or Employees
The indenture provides that there will be no recourse against any of our incorporators, stockholders, directors, officers or employees, past, present or future, for the payment of the principal of, premium, if any, or the interest, if any, on any securities of any series authenticated and delivered from time to time under the indenture, or for any claim based on such securities, or upon any obligation, covenant or agreement of the indenture. The indenture also provides that all such securities are solely corporate obligations, and that no personal liability attaches or will attach to any such incorporator, stockholder, director, officer or employee because of the incurring of the indebtedness authorized under the indenture. Each holder, as a condition of, and as part of the consideration for, the execution of the indenture and the issuance of such debt securities, waives and releases all such personal liability.
Concerning our Relationship with the Trustee
U.S. Bank is a lender and issuing bank in connection with our senior unsecured revolving credit facility, which we generally refer to as our “multi-currency revolving credit facility,” and a lender in connection with our variable rate term loan which matures in 2023. In addition, U.S. Bank provides certain cash management services to us and our subsidiaries.
Transfer and Exchange
The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office or agency of the trustee. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer or exchange of debt securities. (Section 3.05)
Legal Ownership of Debt Securities
Unless the prospectus supplement specifies otherwise, we will issue debt securities initially in the form of a global security. However, we may elect to issue debt securities in fully registered form. We refer to those who have debt securities registered in their own names on the books that we or our agent maintain for this purpose as the “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as “indirect holders” of those debt securities. As we discuss below, indirect holders are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
If we issue debt securities in global — i.e., book-entry — form, the debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.
For registered debt securities, only the person in whose name a debt security is registered is recognized under the indenture as the holder of that debt security. (Section 3.08) Debt securities issued in global form will be issued in the form of a global security registered in the name of the depositary or its nominees. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities, and we will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, investors in a book-entry security will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.
In the future, we may terminate a global security under the circumstances specified below under the heading “What Is a Global Security? — Special Situations When a Global Security Will Be Terminated” or issue debt securities initially in non-global form. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.
For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, not holders, of those debt securities.
Legal Holders
Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — e.g., to amend the applicable indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the applicable indenture — we would seek approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.
When we refer below to “you,” we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to “your debt securities,” we mean the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders
If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•
how it handles securities payments and notices;

•
whether it imposes fees or charges;

•
how it would handle a request for the holders’ consent, if ever required;

•
whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;

•
how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•
if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?
A global security is a security that represents one or more debt securities and is held by a depositary. Generally, all debt securities represented by the same global securities will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominees that we select. The financial institution that we select for this purpose is called the depositary.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the heading “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under the heading “Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:
•
An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

•
An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under the heading “Legal Ownership of Debt Securities” above;

•
An investor may not be able to sell interests in the debt securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•
The depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•
Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated
In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above under the heading “Legal Ownership of Debt Securities.”
The global security will terminate when the following special situations occur:
•
if the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days; or

•
if we notify the trustee that we wish to terminate that global security.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary — and not we or the trustee — is responsible for deciding the names of the institutions that will be the initial direct holders.

DESCRIPTION OF DEPOSITARY SHARES
The following summary of certain provisions of the depositary shares is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the depositary agreement and related depositary receipts that will be filed with the SEC in connection with the offering of such depositary shares. You should refer to the provisions of the applicable depositary agreement and related depositary receipt and applicable prospectus supplement for more specific information about the depositary shares we may offer. If any particular terms of the depositary agreements and related depositary receipts described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.
General
We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of our preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of our preferred stock, and the applicable prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company selected by us that meets certain requirements. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of our preferred stock in accordance with the terms of the offering.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date.
In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.
Redemption of Depositary Shares
Whenever we redeem the preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.
Voting of Underlying Shares
Upon receipt of notice of any meeting at which the holders of our preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of preferred stock underlying such depositary shares in accordance with such instructions. We will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Withdrawal of Shares
Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be redeposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.
Amendment and Termination of Depositary Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the applicable depositary agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the depositary agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.
The depositary agreement may be terminated by us or the depositary if:
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all outstanding depositary shares have been redeemed; or

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there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering notice to us of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares, and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.
Notices
Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the preferred stock represented by such depositary shares.
Miscellaneous
The depositary agreement contains provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, information provided by persons presenting preferred shares for deposit, holders of depositary shares, or other persons believed by us to be competent, as well as on documents believed by us or them to be genuine.

DESCRIPTION OF WARRANTS
The following summary of certain provisions of the warrants is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant and warrant agreement that will be filed with the SEC in connection with the offering of such warrants. You should refer to the provisions of the applicable warrant and warrant agreement and applicable prospectus supplement for more specific information about the warrants we offer. If any particular terms of the warrant or warrant agreement described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.
General
We may issue warrants for the purchase of our common stock, preferred stock, debt securities, depositary shares, units or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities or indices, or any combination of the foregoing. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.
The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:
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the offering price;

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the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

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the number of warrants offered;

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the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

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the exercise price and the amount of securities you will receive upon exercise;

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the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

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the rights, if any, we have to redeem the warrants;

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the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

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the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

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U.S. federal income tax consequences;

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the name of the warrant agent; and

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other material terms of the warrants.

Warrants may be exercised in the manner specified in applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities. After your warrants expire they will become void.

DESCRIPTION OF PURCHASE CONTRACTS
The following summary of certain provisions of the purchase contracts is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the purchase contract that will be filed with the SEC in connection with the offering of such purchase contracts. You should refer to the provisions of the applicable purchase contract and applicable prospectus supplement for more specific information about the purchase contracts we offer. If any particular terms of the purchase contract described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.
We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, or a combination thereof, as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable thereunder. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof, or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may also require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts will be issued under the indenture.
Material U.S. federal income tax considerations applicable to the purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following summary of certain provisions of the units is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the unit agreement that will be filed with the SEC in connection with the offering of such units. You should refer to the provisions of the applicable unit agreement and applicable prospectus supplement for more specific information about the units we offer. If any particular terms of the units described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.
As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, depositary shares, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:
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the terms of the units and of the purchase contracts, warrants, depositary shares, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of the unit agreement governing the units; and

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a description of the provisions for payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
We may offer and sell the securities under this prospectus from time to time in one or more of the following ways:
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through agents;

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to dealers;

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to underwriters;

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directly to other purchasers; or

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through a combination of any of these methods of sale.

The distribution of the securities may be made from time to time in one or more transactions, either:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to prevailing market prices;

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at prices determined by an auction process; or

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at negotiated prices.

Through Agents
We and the agents designated by us may solicit offers to purchase securities. Agents that participate in the distribution of securities may be deemed underwriters under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”). Any agent will be acting on a “best efforts” basis for the period of its appointment, unless we indicate differently in the prospectus supplement.
To Dealers
The securities may be sold to a dealer as principal. The dealer may then resell the securities to the public at varying prices determined by it at the time of resale. The dealer may be deemed to be an underwriter under the Securities Act.
To Underwriters
We may sell securities to one or more underwriters under an underwriting agreement that we enter into with them at the time of sale. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriters to resell the securities.
In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, that the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of a derivative transaction to close out any related open borrowings of stock. We otherwise may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities, in either case using this prospectus and the applicable prospectus supplement.
Direct Sales
We may sell securities directly to you, without the involvement of underwriters or agents.
General Information
Any underwriters or agents will be identified and their compensation described in the prospectus supplement applicable to such offering.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make.
Underwriters, dealers and agents (or one or more of their respective affiliates) may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.
VALIDITY OF SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of AmerisourceBergen Corporation appearing in AmerisourceBergen Corporation’s Annual Report (Form 10-K) for the year ended September 30, 2021, including the schedule appearing therein, and the effectiveness of AmerisourceBergen Corporation’s internal control over financial reporting as of September 30, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

10,500,000 Shares
AmerisourceBergen Corporation
Common Stock
PROSPECTUS SUPPLEMENT
Goldman Sachs & Co. LLC
August 3, 2023